HAYNES AND BOONE, LLP

October 26, 2017

VBI Vaccines Inc.

222 3rd Street, Suite 2241

Cambridge, MA 02142

Ladies and Gentlemen:

We have acted as counsel to VBI Vaccines Inc. (the “Company”), a corporation incorporated under the Business Corporations Act (British Columbia), in connection with the offering of (i) 7,475,410 common shares of the Company (the “Common Shares”), (ii) warrants to purchase up to 550,000 Common Shares to be issued to Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership (collectively the “Pontifax Warrants”), and (iii) up to 550,000 common shares underlying the Pontifax Warrants in a registered direct offering, pursuant to the Subscription Agreement, dated as of October 26, 2017, by and between the Company and the investors signatories thereto. The Common Shares, the Pontifax Warrants and the common shares that may be issued upon exercise of the Pontifax Warrants are being registered pursuant to a registration statement on Form F-3 (Registration No. 333-217995) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 15, 2017, the related base prospectus, dated June 8, 2017, which forms a part of the Registration Statement (the “Base Prospectus”), and the final prospectus supplement, dated October 26, 2017, relating to the Common Shares, Pontifax Warrants and common shares that may be issued upon exercise of the Pontifax Warrants, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (“Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, being referred to herein as the “Prospectus”).

Our opinions set forth below are limited solely to: (i) the laws of the State of New York and (ii) the laws of the United States of America, each as currently in effect (collectively, the “Applicable Laws”). We have not considered and express no opinion on the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Applicable Laws).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, the Prospectus, and all exhibits thereto; (ii) the notice of articles and articles of the Company; (iii) the Pontifax Warrants; and (iv) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

VBI Vaccines Inc.

October 26, 2017

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1.	When issued by the Company in accordance with and in the manner described in the Prospectus, the Pontifax Warrants will be legally binding obligations of the Company in accordance with their terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s report on Form 8-K, dated October 27, 2017, which is incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Final Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP